                            SCHEDULE 14a INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                               KAMAN CORPORATION
                (Name of Registrant as Specified in its Charter)

                               Glenn M. Messemer
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 1a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule a-11.1

     4)  Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:

                                KAMAN


To the Holders of Class A Common Stock and Class B Common Stock:

     The Annual Meeting of Shareholders of Kaman Corporation will be held on April 18, 1994 to consider, in addition to the election of directors, certain other matters. These matters include proposals to approve the Corporation's 1993 Stock Incentive Plan which replaces the 1983 Stock Incentive Plan and approve an amendment increasing the shares reserved for the Corporation's Employees Stock Purchase Plan. These two proposals are to be voted on by both the Class A and Class B shareholders and are described in detail in the Proxy Statement which follows this letter and the Notice of Annual Meeting. The Class A shareholders are being invited to vote on these stock plans at the request of the Board of Directors. The other proposals set forth in the Notice of Annual Meeting, including the election of directors and the adoption of the Amended and Restated Certificate of Incorporation, are to be voted on only by the Class B shareholders and are not discussed in the Proxy Statement.

     The Board of Directors recommends a vote by the Class A shareholders in favor of the proposals to approve the 1993 Stock Incentive Plan and approve the amendment to the Employees Stock Purchase Plan. The Board recommends a vote by the Class B shareholders in favor of all of the proposals set forth in the Notice of Annual Meeting.

     The adoption of the proposals to approve the 1993 Stock Incentive Plan and to approve the amendment to the Employees Stock Purchase Plan will require approval by the holders of a majority of the outstanding shares of each class present in person or by proxy and voting at the meeting. The adoption of all other proposals will require approval by the holders of a majority of the Class B common stock represented in person or by proxy at the Annual Meeting except that the adoption of the Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of all shares of Class B common stock entitled to vote.

     Your prompt return of the enclosed proxy, signed and completed, in the envelope which has been enclosed for your convenience, will be greatly appreciated.

                                Sincerely,

                                /s/ Charles H. Kaman
                                Chairman

March 14, 1994

                                KAMAN
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held
                        Monday, April 18, 1994

To the Holders of Class A Common Stock and
  Class B Common Stock of Kaman Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Kaman Corporation will be held at the offices of the Corporation, Blue Hills Avenue, Bloomfield, Connecticut on Monday, April 18, 1994 at 11:00 A.M., local time, for the following purposes:

     1. To elect twelve (12) directors to serve for the ensuing year and until their successors are duly elected and qualify:

     2. To consider and act upon a proposal to authorize the Board of Directors to elect one additional director during the ensuing year to serve for the balance of such year and until his or her successor is duly elected and qualifies;

     3. To consider and act upon a proposal to approve the Corporation's 1993 Stock Incentive Plan;

     4. To consider and act upon a proposal to approve an amendment to the Corporation's Employees Stock Purchase Plan;

     5. To consider and act upon a proposal to adopt an Amended and Restated Certificate of Incorporation of the Corporation;

     6.  To consider and act upon a proposal to appoint KPMG Peat
Marwick as auditors for the Corporation for the ensuing year; and

     7. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 1, 1994 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     Proposals 3 and 4, which are to be considered and acted upon at the Annual Meeting by the holders of Class A common stock as well as the holders of Class B common stock, are discussed in the accompanying Proxy Statement. The Board of Directors has requested a vote of the Class A shareholders on these plans because of the interest in the plans which they may have even though no such vote is otherwise required. Proposals 1, 2, 5 and 6 will be acted upon only by the Class B shareholders and are not discussed in the Proxy Statement.

     In the absence of unforeseen developments, it is anticipated that proxies with respect to the Class B common stock will be voted for the election of the following individuals as directors (all of whom are presently directors): Frank C. Carlucci, John A. DiBiaggio, Edythe J. Gaines, Huntington Hardisty, Charles H. Kaman,
C. William Kaman, II, Hartzel Z. Lebed, Harvey S. Levenson, Walter
H. Monteith, John S. Murtha, Robert L. Newell and Wanda Lee Rogers; and in favor of proposals 2, 3, 4, 5 and 6 above. The proposed Amended and Restated Certificate of Incorporation is intended to simply restate the current charter of the corporation and all amendments thereto in one document with several non-substantive changes for purposes of consistency and clarification and the elimination of outdated provisions.

     The election of the proposed slate of directors and approval of the other proposals will require the affirmative vote of a majority of the Class B common stock present in person or by proxy and voting at the meeting. The adoption of the Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of all shares of Class B common stock entitled to vote. The adoption of proposals 3 and 4 will require the affirmative vote of a majority of the Class A and Class B common stock, present in person or by proxy and voting at the meeting, voting as separate classes.

     All shareholders are cordially invited to attend the meeting.

                        By Order of the Board of Directors



                        /s/ Glenn M. Messemer, Secretary

Dated:  March 14, 1994

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
THE DIRECTORS URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED
PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE.

                          KAMAN CORPORATION

                          Blue Hills Avenue
                    Bloomfield, Connecticut 06002
                       Telephone (203) 243-7100

                           PROXY STATEMENT

     This Proxy Statement is being furnished to the holders of Class A common stock of Kaman Corporation (the "Corporation") in connection with the solicitation by the management of the Corporation of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held on Monday, April 18, 1994, at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting dated March 14, 1994. Copies are also being provided to the holders of Class B common stock for their information.

     The Board of Directors has fixed the close of business on March 1, 1994 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. A majority of the issued and outstanding shares of Class A common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business by the holders of such class. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by executing and delivering to the Corporation (i) written notice of its revocation or (ii) a later dated proxy.

     The Corporation intends to mail this Proxy Statement and the accompanying form of proxy to Class A common stockholders on or about March 14, 1994.

                            VOTING RIGHTS

     The Class A common stock is nonvoting common stock except that under Connecticut law certain matters must be approved by the affected class of shares. The requirement for approval by the Class A shareholders of the Corporation's 1993 Stock Incentive Plan and approval of an amendment to the Corporation's Employees Stock Purchase Plan has been requested by the Corporation's Board of Directors in recognition of the interest which such shareholders may have in the plans and is not pursuant to any legal requirement. Therefore, approval of the 1993 Stock Incentive Plan and approval of the amendment to the Employees Stock Purchase Plan will require the affirmative vote of the holders of a majority of Class A common stock and Class B common stock represented in person or by proxy, voting as separate classes. Proxies are being solicited from the Class A shareholders with respect to these proposals only.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     CERTAIN BENEFICIAL OWNERS. On March 1, 1994, there were issued and outstanding 17,471,710 shares of the Corporation's Class A common stock and 667,814 shares of Class B common stock. The only persons who on March 1, 1994 owned beneficially more than 5% of the Corporation's voting securities, the Class B common stock, are identified in the following table:

                                   Amount and
Title of       Name and Address    Nature of             Percent
Class of       of Beneficial       Beneficial            of
Common Stock   Owner               Ownership             Class
- -------------------------------------------------------------------------
Class B        Charles H. Kaman
               Kaman Corporation
               Blue Hills Avenue
               Bloomfield, CT 06002     258,375(1)     38.69%

Class B        Newgate Associates, Ltd.
               c/o J. T. Del Negro
               CityPlace I
               185 Asylum Street
               Hartford, CT  06103      199,802        29.91%

Class B        Robert D. Moses
               Farmington Woods
               Avon, CT  06001           48,729(2)      7.30%

Class B        Glenn M. Messemer
               Kaman Corporation
               Blue Hills Avenue
               Bloomfield, CT  06002     33,500         5.02%

(1) Excludes 1,471 shares held by Mrs. Kaman. Excludes 199,802 shares reported separately above and held by Newgate
     Associates Limited Partnership, a limited partnership in which Mr. Kaman serves as general partner.

(2)  Includes 15,192 shares held by Mr. Moses as Trustee, and
     33,537 shares held by Paulson & Company as follows: 11,481 shares for the benefit of Mr. Moses, and 22,056 shares held for a partnership controlled by Mr. Moses.

SECURITY OWNERSHIP OF MANAGEMENT. The following is information concerning beneficial ownership of the Corporation's stock by each Director of the Corporation, each Executive Officer of the Corporation named in the Summary Compensation Table, and all Directors and Executive Officers of the Corporation as a group. Ownership is direct unless otherwise noted.

                   Class of      Number of Shares Owned   Percentage
Name               Common Stock  as of February 1, 1994   of Class
- -----------------------------------------------------------------
Frank C. Carlucci       Class A          3,000(1)          *

John A. DiBiaggio          --             --               --

Edythe J. Gaines        Class A          1,816             *

Huntington Hardisty        --             --               --

Charles H. Kaman        Class A        469,620(2)         2.46%
                        Class B        258,375(3)        38.69%

C. William Kaman, II    Class A        100,864(4)          *
                        Class B          7,567(5)         1.13%

Walter R. Kozlow        Class A         47,233(6)          *
                        Class B            296             *

Hartzel Z. Lebed        Class A          7,221(7)          *

Harvey S. Levenson      Class A         94,984(8)          *
                        Class B         19,500(9)         2.91%

Walter H. Monteith, Jr. Class A            200             *

John S. Murtha          Class A         48,618(10)         *
                        Class B            432             *

Robert L. Newell        Class A          2,880             *

Patrick L. Renehan      Class A         31,133(11)         *

Wanda L. Rogers           --              --               --

Richard E. W. Smith     Class A         35,545(12)         *


All Directors and       Class A        805,153(13)        5.23%
Executive Officers
as a group **           Class B        300,273           44.96%

(1) Held jointly with Mrs. Carlucci.
(2) Excludes the following:   24,132 shares held by Mrs. Kaman;
    6,685 shares held by Fidelco Guide Dog Foundation, Inc., a charitable foundation of which Mr. Kaman is President and Director, in which shares Mr. Kaman disclaims beneficial ownership; and 184,434 shares held by Newgate Associates Limited Partnership, a limited partnership of which Mr. Kaman is the general partner. Included are 45,000 shares subject to exercisable portion of stock options.
(3) Excludes the following: 1,471 shares held by Mrs. Kaman and 199,802 shares held by Newgate Associates Limited Partnership, a limited partnership of which Mr. Kaman is the general partner.
(4) Includes 10,400 shares subject to exercisable portion of stock options; and excludes 69,290 shares held by Mr. Kaman as Trustee, in which shares Mr. Kaman disclaims any beneficial ownership.
(5) Includes 4,800 shares held by Mr. Kaman as Trustee in which shares Mr. Kaman disclaims any beneficial ownership.
(6) Includes 15,400 shares subject to exercisable portion of stock options.
(7) Includes 7,121 shares held jointly with Mrs. Lebed, excludes 480 shares held by Mrs. Lebed.
(8) Includes 24,800 shares subject to exercisable portion of stock options.
(9) Excludes 500 shares held by Mrs. Levenson.
(10)Held by Fleet National Bank pursuant to a revocable trust. Excludes 7,980 shares held by Fleet National Bank pursuant to a revocable trust for the benefit of Mrs. Murtha.
(11)Includes 10,700 shares subject to exercisable portion of stock options; and includes 1,275 shares held jointly with Mrs. Renehan.
(12)Includes 7,500 shares subject to exercisable portion of stock options; and includes 7,478 shares held jointly with Mrs. Smith.
(13)Includes 126,776 shares subject to exercisable portion of stock options.


*   Less than one percent.
** Excludes 24,612 Class A shares and 1,971 Class B shares held by wives of certain Directors and Executive Officers.

EXECUTIVE COMPENSATION
GENERAL
The following tables provide certain information relating to the compensation of the Corporation's Chief Executive
Officer, its four other most highly compensated executive officers and its directors.

SUMMARY COMPENSATION TABLE

                   Annual Compensation         Long Term Compensation
                   -------------------         ----------------------
(a)           (b)   (c)     (d)    (e)       (f)      (g)      (h)       (i)
                                                                        All
Name and                          Other         AWARDS                Other
Principal          Salary  Bonus  Annual      RSA  Options     LTIP    Comp.
Position      Year  ($)     ($)   Comp.      ($)(1)(#Shares) Payments ($)(2)
- -----------------------------------------------------------------------------

C. H. Kaman   1993 660,000 218,000 73,004(3)  ------  ------   ---     69,768
Chairman and  1992 660,000 290,000 ------     ------  ------   ---     57,956
Chief         1991 660,000 330,000 ------     80,000  10,000   ---       *
Executive
Officer

H.S.Levenson  1993 400,000 108,000 ------     38,000  12,000   ---     18,603
President     1992 400,000 144,000 ------     49,375  ------   ---     10,664
and Chief     1991 400,000 150,000 ------     40,000   5,000   ---       *
Operating
Officer

W.R.Kozlow    1993 216,000  50,000 ------     28,500   9,000   ---     10,446
President,    1992 210,000  60,000 ------     29,625  ------   ---      6,271
Kaman         1991 204,000  65,000 ------     24,000   3,000   ---       *
Aerospace
Corporation

R.E.W.Smith   1993 210,000  50,000 ------     28,500   9,000   ---      9,212
Vice          1992 200,000  55,000 ------     29,625  ------   ---      6,244
President     1991 180,000  50,000 ------     24,000   3,000   ---       *

P.L.Renehan   1993 205,000  40,000 ------     28,500   9,000   ---      8,799
Vice          1992 198,000  50,000 ------     24,688  ------   ---      6,479
President,    1991 192,000  50,000 ------     20,000   2,500   ---       *
Kaman
Diversified
Technologies
Corporation

*Information for years ending prior to December 15, 1992 is not required to be disclosed.

1. As of December 31, 1993, aggregate restricted stock holdings and their year end value were: C.H. Kaman, none; H.S. Levenson, 32,200 shares valued at $326,025; W.R. Kozlow, 9,000 shares valued at $91,125; R.E.W. Smith, 8,900 shares valued at $90,113; P.L.
Renehan, 7,900 shares valued at $79,988. Restrictions lapse at the rate of 50% per year on Mr. Kaman's awards and 20% per year for all other awards, beginning one year after the grant date. Awards reported in this column are as follows: C. H. Kaman, 10,000 shares in 1991; H.S. Levenson, 4,000 shares in 1993 and 5,000 shares each in 1992 and 1991; W.R. Kozlow, 3,000 shares each in 1993, 1992 and 1991; R. E. W. Smith, 3,000 shares each in 1993, 1992, and 1991; P.
L. Renehan, 3,000 shares in 1993, and 2,500 shares each in 1992 and 1991. Dividends are paid on the restricted stock.

2. Amounts reported in this column consist of: C. H. Kaman, $53,000 - Officer 162 Insurance Program, $16,768 - medical expense reimbursement program ( MERP ); H.S. Levenson, $2,729 - Senior executive life insurance program ( Executive Life ), $4,524 - Officer 162 Insurance Program, $2,249 - employer matching contributions to the Kaman Corporation Thrift and Retirement Plan (the Thrift Plan employer match ), $4,101 - supplemental employer contributions under the Deferred Compensation Plan ( supplemental matching contributions ), $5,000 - MERP; W. R. Kozlow, $3,767 - Executive Life, $2,249 - Thrift Plan employer match, $1,077 - supplemental matching contributions, $3,353 - MERP; R. E. W. Smith, $4,148 - Executive Life, $2,068 - Thrift Plan employer match, $1,182 - supplemental matching contributions, $1,814 - MERP; P. L. Renehan, $4,606 - Executive Life, $2,249 - Thrift Plan employer match, $814 - supplemental matching contributions, $1,130 - MERP.

3. Amounts reported in this column include $62,164 for tax and estate planning services provided to Mr. Kaman by third parties, for which the Corporation provides reimbursement under a program for the benefit of executive officers.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR:

- ----------------------------------------------------------------------------
                                                        Potential Realizable
                                                        Value at Assumed
                                                        Annual Rates of
                                                        Stock Price
                                                        Appreciation for
                  Individual Grants                     Option Term
- ----------------------------------------------------------------------------
(a)             (b)        (c)        (d)        (e)       (f)      (g)
                       % of Total
                        Options/
                          SARs
              Options/  Granted to
                SARs    Employees  Exercise or
              Granted   in Fiscal  Base Price  Expiration
Name            (#)        Year     ($/Sh)        Date      5%($)   10%($)
- -----------------------------------------------------------------------------

C. H. Kaman       ---     ---        ---            ---     ---       ---

H.S. Levenson   12,000    6.8%       9.50      11/30/03    71,640   181,680

W. R. Kozlow     9,000    5.1%       9.50      11/30/03    53,730   136,260

P. L. Renehan    9,000    5.1%       9.50      11/30/03    53,730   136,260

R. E. W. Smith   9,000    5.1%       9.50      11/30/03    53,730   136,260

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR, AND
FISCAL YEAR-END OPTION/SAR VALUES.
- -------------------------------------------------------------------
                                                    Value of
                                     Number of      Unexercised
                                     Unexercised    in-the-money
                                     options/SARs   options/SARs
              Shares                 at FY-end (#)  at FY-end ($)
              acquired on  Value     exercisable/   exercisable/
 Name         Exercise(#)  realized  unexercisable  unexercisable
 (a)            (b)         (c)        (d)            (e)
- -------------------------------------------------------------------
C. H. Kaman     None       ---       45,000/-0-     103,750/0
H. S. Levenson  16,080    32,287     23,600/18,600  54,200/22,875
W. R. Kozlow    None       ---       14,800/12,600  30,725/13,950
P. L. Renehan   None       ---       10,300/11,900  20,913/12,338
R. E. W. Smith  None       ---       7,300/12,200   15,400/13,050

LONG TERM INCENTIVE PLAN AWARDS. No long term incentive plan awards were made to any named executive officer in the last fiscal year.

PENSION AND OTHER DEFINED BENEFIT DISCLOSURE.   The following
table shows estimated annual benefits payable at normal retirement age to participants in the Corporation's pension plan at various compensation and years of service levels using the benefit formula applicable to Kaman Corporation. Pension benefits are calculated based on 60 percent of the average of the highest five consecutive years of "covered compensation" out of the final ten years of employment less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years:

                            Pension Plan Table

                             Years of Service

Remuneration*    15        20       25         30        35
- -----------------------------------------------------------------
  125,000      34,116    45,715    56,632    68,232    68,232
  150,000      41,616    55,765    69,082    83,232    83,232
  175,000      49,116    65,815    81,532    98,232    98,232
  200,000      56,616    75,865    93,982   113,232   113,232
  225,000      64,116    85,915   106,432   128,232   128,232
  250,000      71,616    95,965   118,882   143,232   143,232
  300,000      86,616   116,065   143,782   173,232   173,232
  350,000     101,616   136,165   168,682   203,232   203,232
  400,000     116,616   156,265   193,582   233,232   233,232
  450,000     131,616   176,365   218,482   263,232   263,232
  500,000     146,616   196,465   243,382   293,232   293,232
  750,000     221,616   296,965   367,882   443,232   443,232
1,000,000     296,616   397,465   492,382   593,232   593,232
1,250,000     371,616   497,965   616,882   743,232   743,232
1,500,000     446,616   598,465   741,382   893,232   893,232

*Remuneration: Average of the highest five consecutive years of "Covered Compensation" out of the final ten years of service.

 "Covered Compensation" means "W-2 earnings" or "base earnings", if greater, as defined in the Pension Plan. W-2 earnings for pension purposes consist of salary (including 401(k) and Section 125 Plan contributions but not deferrals under a non-qualified deferred compensation plan), bonus and taxable income attributable to restricted stock awards. Salary and bonus amounts for the named Executive Officers for 1993 are as shown on the Summary Compensation Table. Compensation deferred under the Corporation's non-qualified deferred compensation plan is included in Covered Compensation here because it is covered by the Corporation's unfunded supplemental employees retirement plan for the participants in that plan.

  Current Compensation covered by the Pension Plan for any named executive whose Covered Compensation differs by more than 10% from the compensation disclosed for that executive in the Summary Compensation Table: Mr. Kaman, $927,075; Mr. Levenson, $679,669.

  Federal law imposes certain limitations on annual pension benefits under the Pension Plan. For the named executive officers, the excess will be paid under the Corporation's unfunded supplemental retirement plan.

  The Executive Officers named in the Summary Compensation Table are participants in the plan and as of January 1, 1994, had the number of years of credited service indicated: Mr. Kaman - 48 years; Mr. Levenson - 11 years; Mr. Kozlow - 34 years; Mr. Renehan
- - 10 years; and Mr. Smith - 34 years.

  Benefits are computed generally in accordance with the benefit formula described above.

COMPENSATION OF DIRECTORS. Non-officer members of the Board of Directors of the Corporation receive an annual retainer of $14,000 and a fee of $750 for attending each meeting of the Board and each meeting of a Committee of the Board, except that the Chairman of the Audit Committee receives $850 for attending each meeting of that Committee. These fees may be received on a deferred basis.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS. The Corporation has no employment contract, plan or arrangement with respect to any named executive which relates to employment termination for any reason, including resignation, retirement or otherwise (except as described in connection with the Corporation's Pension Plan) or a change in control of the Corporation or a change in any such executive officer's responsibilities following a change of control (except as described in the Corporation's Deferred Compensation Plan), which exceeds or could exceed $100,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS.

     The following persons served as members of the Personnel and Compensation Committee of the Corporation's Board of Directors during the last fiscal year: Dr. Gaines, Mr. Carlucci, Mr. Murtha, Mr. Newell and Mr. Monteith. None of these individuals was an officer or employee of the Corporation or any of its subsidiaries during the last fiscal year. Mr. Murtha was Secretary of the Corporation in years prior to April 1989 and is of counsel to the law firm of Murtha, Cullina, Richter and Pinney which provides legal services to the Corporation.

     During the last fiscal year no executive officer of the Corporation served as a director of or as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of, or on the Personnel and Compensation Committee of the Corporation.

              APPROVAL OF THE 1993 STOCK INCENTIVE PLAN


     The Board of Directors unanimously recommends that the Corporation's 1993 Stock Incentive Plan (the "1993 Plan") be approved in the form attached hereto as Exhibit A. The 1993 Plan is a successor to the Corporation's 1983 Stock Incentive Plan (the "Predecessor Plan") which has expired. The Predecessor Plan, in the opinion of the Board of Directors, has served its intended purpose to advance the interests of the Corporation by encouraging and enabling the acquisition of larger stock interests in the Corporation by key employees of the Corporation and its subsidiaries and other persons upon whose judgment and loyalty the Corporation is largely dependent for the successful conduct of its operations. The Board of Directors believes that the 1993 Plan will enhance the Corporation's ability to attract and retain key personnel of outstanding abilities by affording the Corporation greater flexibility in awarding equity-based incentive compensation.

     The Predecessor Plan provided for the granting of incentive stock options, nonstatutory options, stock appreciation rights and restricted stock awards. The 1993 Plan contains substantially the same terms as the Predecessor Plan as amended, including certain expanded features concerning the methods of exercising options and meeting tax withholding requirements. The Board of Directors approved the 1993 Plan on September 20, 1993, subject to shareholder approval.

DESCRIPTION OF THE 1993 PLAN

     The 1993 Plan will expire on October 31, 2003. The 1993 Plan permits the Corporation to grant incentive stock options, nonstatutory stock options, stock appreciation rights and restricted stock awards to key employees of the Corporation and its subsidiaries (and except for Incentive Stock Options, to other persons) upon whose judgment and loyalty the Corporation is largely dependent for the successful conduct of its operations. As of March 1, 1994, there were approximately 400 such employees, of which 277 held stock options covering an aggregate of 802,149 shares of the Corporation's Class A common stock. As of March 1, 1994, restricted stock awards covering an aggregate of 275,000 shares of the Corporation's Class A common stock have been granted to 19 employees. Nonemployee directors other than those serving on the Personnel and Compensation Committee (the "Committee") of the Board of Directors of the Corporation (which Committee administers the 1993 Plan) are eligible to receive awards under the 1993 Plan. As of March 1, 1994, no awards under the 1993 Plan had been made to nonemployees of the Corporation.

DURATION AND EXERCISE OF OPTIONS

     Each incentive stock option ("incentive option") granted under the 1993 Plan shall have a term not in excess of ten (10) years from the date on which it is granted, except in the case of any incentive option granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (a "Principal Shareholder"). Any incentive option granted to a Principal Shareholder shall have a term not in excess of five (5) years from the date on which it is granted. Each nonstatutory option granted under the 1993 Plan shall have a term not in excess of ten (10) years and one(1) day from the date on which it is granted.

     Each option granted under the 1993 Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine. In the absence of any other provisions by the Committee, each option shall become exercisable with respect to not more than twenty percent (20%) of the shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years from the date of its grant. In the case of an incentive option granted to a Principal Shareholder, each such incentive option shall become exercisable to the extent of twenty-five percent (25%) after one (1) year and an additional twenty-five percent (25%) after each of the succeeding three (3) years unless otherwise provided by the Committee. No optionee other than nonemployees granted nonstatutory options may exercise his option or any part thereof unless at the time of such exercise he shall be employed by the Corporation or a subsidiary and shall have been so employed continuously since the date of grant of his option, excepting leaves of absence approved by the Committee and except that unexercised options granted to an employee on or after June 23, 1987 shall terminate on the date three (3) months following the date on which such optionee ceases to be employed by the Corporation or a subsidiary.

     The purchase price under each incentive option shall be as determined by the Committee, but not less than 100 percent of the fair market value of the shares subject to such option on the date of grant, except that such option price shall not be less than 110 percent of such fair market value in the case of any incentive option granted to a Principal Shareholder. The purchase price under each nonstatutory option shall be as determined by the Committee, but shall not be less than 85 percent of the fair market value of the shares subject to such option on the date of grant.

"Fair market value" shall be the closing price of the stock in The Nasdaq Stock Market on the day of grant or, if no sales of stock occurred on that day, the most recent day on which sales were reported.

    In the event of death or disability of an optionee while in the employ of the Corporation or a subsidiary, his option shall expire one (1) year after the date of death or disability, except that in no event shall such an incentive option be exercisable later than ten (10) years from the date on which it was granted (five (5) years in the case of an incentive option granted to a Principal Shareholder) or later than ten (10) years and one (1) day in the case of a nonstatutory option.

DURATION AND EXERCISE OF STOCK APPRECIATION RIGHTS

     Each stock appreciation right granted under the 1993 Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine; provided, however, that any stock appreciation right granted in tandem with a stock option shall be exercisable in relative proportion to and to the extent that such related stock option is exercisable. Each stock appreciation right shall have a term not in excess of ten (10) years from the date on which it is granted (ten (10) years and one
(1) day if granted in tandem with a nonstatutory option). Generally, in the absence of any other provision by the Committee, each stock appreciation right granted under the 1993 Plan shall be exercisable with respect to not more than twenty percent (20%) of the shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years.

     A stock appreciation right granted in tandem with a nonstatutory option may be granted either at or after the time of grant of such option. A stock appreciation right granted in tandem with an incentive option may be granted only at the time of the grant of such option. A stock appreciation right or applicable portion thereof granted in tandem with a given stock option shall terminate and no longer be exercisable upon the termination or exercise of the related stock option.

LAPSE OF RESTRICTIONS ON RESTRICTED STOCK AWARDS

     The Committee may from time to time grant to participants shares of the Corporation's Class A common stock subject to such restrictions, if any, that the Committee, in its sole discretion, may from time to time determine. Shares of restricted stock granted to employees of the Corporation or a subsidiary shall be subject to forfeiture to the Corporation upon termination of employment with the Corporation or a subsidiary, and those granted to nonemployee directors of the Corporation shall be subject to forfeiture to the Corporation upon cessation of service as a director. In the absence of any other provision by the Committee, such restrictions shall lapse with respect to not more than twenty percent (20%) of the shares subject to the restricted stock award on the date one (1) year following the date of grant and with respect to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years thereafter, such that such restricted stock shall be free of all such restrictions on the date five (5) years following the date of grant.

FEDERAL TAX CONSEQUENCES

     The following discussion of the federal tax consequences associated with the 1993 Plan is necessarily general and does not include all aspects of federal income tax laws which may be relevant to any participant in the plan. Accordingly, each participant should consult a tax advisor to determine all tax effects.

     INCENTIVE OPTIONS. Incentive options granted under the 1993 Plan are intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended.
Under current federal tax laws, an optionee who is granted an incentive option does not realize income either upon receiving the option or exercising the option. However, the excess of the fair market value of the stock over the option price at the time of exercise will be treated as a tax preference item for purposes of the alternative minimum tax. When the shares acquired by exercise of the option are sold, any gain will be taxed as long-term capital gain, provided that the optionee has not sold the shares within two years from the date the option was granted or within one year after the shares acquired pursuant to the option were transferred to him, whichever is later. Under current federal tax laws, long-term capital gain may be taxed at a lower rate than ordinary income.

     If an optionee disposes of stock acquired pursuant to the exercise of an incentive option before the expiration of the requisite holding period, the employee will realize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the option price and the fair market value of the stock on the date the option was exercised (or fair market value on the date of disposition, if lower), and the Corporation is entitled to a tax deduction in an equivalent amount.

     NONSTATUTORY OPTIONS.    An Optionee will not realize any
taxable income upon the grant of a nonstatutory option, nor will the Corporation be entitled to a deduction. However, an optionee will realize ordinary taxable income at the time of exercise in an amount equal to the excess of the fair market value of the stock acquired over the option price, and the Corporation will be entitled to a corresponding deduction. The fair market value of the stock on the date of exercise becomes the optionee's tax basis in the stock to be used for purposes of computing gain or loss on any subsequent disposition. When the shares acquired by exercise of a nonstatutory option are sold, any gain will be taxed as capital gain. Under current federal tax laws, long-term capital gain (gain on the sale of shares held at least one year) may be taxed at a lower rate than ordinary income.


     STOCK APPRECIATION RIGHTS.    The grant of stock appreciation
rights will not produce taxable income to the employee or a deduction for the Corporation. Upon exercise of the stock appreciation rights the amount of any cash received and the fair market value of any shares of Class A common stock received will be taxable to the employee as ordinary income, and the Corporation ordinarily will be entitled to a corresponding deduction.

     RESTRICTED STOCK AWARDS. Participants in the 1993 Plan are not allowed to make an election under Section 83(b) of the Internal Revenue Code to be taxed currently upon the receipt of a restricted stock award. Consequently, the recipient of a restricted stock award will not recognize income upon the receipt of a restricted stock award. Recipients of restricted stock awards will recognize income equal to the fair market value of the stock upon the lapse of the restrictions. Generally, the Corporation is entitled to a corresponding deduction. If dividends are paid on restricted stock during the restriction period, such dividends are treated as compensation to the employee rather than as dividends for federal tax purposes.

APPROVAL OF AMENDMENT TO KAMAN CORPORATION EMPLOYEES STOCK
PURCHASE PLAN


   The Corporation's Employees Stock Purchase Plan (the "Stock Purchase Plan"), in the opinion of the Board of Directors, has been successful in giving employees as expanded opportunity to acquire shares of the Corporation's Class A common stock. On September 20, 1993, the Board of Directors approved, subject to shareholder approval, a replenishment of the number of shares available under the Plan to the Plan's original allotment of 1,500,000 shares, effective November 1, 1993 (an increase of 1,183,242 shares). This replenishment is reflected in a copy of the Stock Purchase Plan set forth on Exhibit B attached. The Board of Directors recommends that shareholders approve the Plan as so replenished.

     The Stock Purchase Plan grants to employees the right to purchase Class A common stock of the Corporation through payroll deductions at prices which are 85% of the market value of the Class A common stock at the time each purchase is made. The Stock Purchase Plan provides for the granting of rights to purchase up to a maximum of 1,500,000 shares of Class A common stock in the aggregate, from and after November 1, 1993.

     The Stock Purchase Plan provides for offering periods of between one (1) and five (5) years beginning on any given
January 1. The current offering period is for two years beginning January 1, 1993 and ending December 31, 1994. All full-time regular employees of the Corporation and its subsidiaries with at least three (3) months or more service as of the first day of any calendar quarter, will be eligible to participate in the Stock Purchase Plan subject to such rules as may be prescribed from time to time by the Personnel and Compensation Committee (the "Committee") of the Board of Directors of the Corporation, which administers the plan. As of March 1, 1994, the Corporation had approximately 5,363 full-time regular employees. Each employee participant in an offering under the Stock Purchase Plan will be granted a right to purchase shares of the Corporation's Class A common stock with an aggregate purchase price under the Stock Purchase Plan of up to 10% of his or her compensation during each pay period of each offering period in which he or she participates. However, in no event may an employee be granted a right to purchase Class A common stock at a rate which exceeds $25,000 of fair market value of such stock for any calendar year in which such rights are outstanding. The Stock Purchase Plan shall continue until terminated by the Board of Directors or until the aggregate number of shares authorized to be issued under such plan have been issued.

FEDERAL TAX CONSEQUENCES

     The following discussion of the federal tax consequences associated with the Stock Purchase Plan is necessarily general and does not include all aspects of federal income tax laws which may be relevant to any participant in such plan. Accordingly, each participant should consult a tax advisor to determine all tax effects.

     The Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended. Rights issued to an employee under such plans do not result in taxable income to the employee either upon the grant of rights or upon their exercise even if the exercise price is less than the fair market value of the stock at the time of exercise. However, the lesser of (a) the difference between the fair market value on the date of disposition and the price paid for the shares, or (b) the difference between the fair market value on the date of grant and the exercise price on that date, will be treated as compensation income in the year in which the employee disposes of such shares of stock or in the year of the employee's death (whenever occurring) if the employee's death occurs while owning such shares. If the employee disposes of such shares of stock prior to two years after the grant of the right or if he or she disposes of the shares within one year of the acquisition of the stock, the employee will realize ordinary income (compensation) to the extent of the difference between the exercise price and the fair market value of the stock at the date the right was exercised.

     Neither the issuance nor exercise of rights under the Plan nor the subsequent qualifying disposition of shares of stock acquired under the Plan will create an item of income or deduction to the Corporation. However, a deduction is allowed to the Corporation if the employee incurs ordinary income tax on the difference between the exercise price and the value at the time of exercise by reason of a disqualifying disposition.

     If upon the sale of the shares by the employee, gain is realized over the amount paid for the shares plus any amount treated as ordinary income (compensation) to the employee, such gain, under current tax laws, would be long-term capital gain.
Under current federal tax laws, long-term capital gain may be taxed at a lower rate than ordinary income.

                        SHAREHOLDER PROPOSALS


     Shareholder proposals relating to the Corporation's 1995 Annual Meeting of Shareholders must be received by the Corporation at its offices, Blue Hills Avenue, Bloomfield, Connecticut no later than December 20, 1994. However, no assurance can be given that there will be any matters upon which the holders of Class A common stock will be entitled to vote at the 1995 Annual Meeting. In addition, the fact that a shareholder proposal is received in a timely manner does not insure its inclusion in the proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                            OTHER MATTERS

     The entire cost of soliciting proxies will be borne by the Corporation, and, in following up the original solicitation of proxies by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to beneficial owners and may reimburse them for their expenses in so doing. In addition to solicitation by mail, proxies may be solicited by certain directors and officers of the Corporation. The Corporation has engaged Chemical Bank to aid in the solicitation of proxies, for which the Corporation will pay a fee of approximately $5,500.00, plus certain out-of-pocket disbursements.

     It is not expected that any matters upon which the holders of Class A common stock would be entitled to vote will be brought before the meeting other than the proposals described herein. The persons named in the form of proxy solicited by management intend to vote proxies in favor of these proposals, and, if any other matters are properly brought before the meeting upon which any such shareholders may vote, then to vote thereon in accordance with their best judgment.

                              By Order of the Board of Directors



                              /s/ Glenn M. Messemer
                              SECRETARY

Date:  March 14, 1994

                                                  EXHIBIT A

                          KAMAN CORPORATION
                      1993 STOCK INCENTIVE PLAN

1. PURPOSE. This Plan includes a continuation and extension of the incentive stock program of the Corporation set forth in the Predecessor Plan and is designed to give directors, officers and key employees of the Corporation and other persons an expanded opportunity to acquire stock in the Corporation or receive other long-term incentive remuneration in order that they may better participate in the Corporation's growth and be motivated to remain with the Corporation and promote its further development and success.

2. DEFINITIONS. The following terms shall have the meanings given below unless the context otherwise requires:

          (a) "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation
Rights and Restricted Stock Awards.

          (c) "Board" means the Board of Directors of the Corporation.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          (e) "Committee" means the committee of the Board established under Section 9 hereof.

          (f)  "Corporation" means Kaman Corporation.

          (g) "Disability" or "disabled" means disability or disabled as defined by the Code.

          (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated under the Act, and any successor to such rule.

          (i) "Eligible Person" means any person, including a person who is not an employee of the Corporation or a Subsidiary, or entity who satisfies all the eligibility requirements set forth in either Section 3(a) or 3(b) hereof, excluding, however, any member of the Committee and any alternate member of the Committee.

          (j) "Fair Market Value" of the Stock on any given date shall be the closing price of the Stock in the NASDAQ National Market System on such date, or, if no sales of the Stock occurred on that day, the then most recent prior day on which sales were reported.

          (k) "Incentive Stock Option" means a stock option qualifying under the provisions of Section 422 of the Code.

          (l)  "Non-Employee Director Participant" means an
Eligible Person, who at the time of grant of an Award is a director of the Corporation but not an employee of the Corporation or a Subsidiary.

          (m) "Non-Statutory Option" means a stock option not qualifying for incentive stock option treatment under the pro-visions of Section 422 of the Code.

          (n) "Optionee" means the holder of any option granted under the Plan.

          (o) "Participant" means the holder of any Award granted under the Plan.

          (p)  "Plan" means the Kaman Corporation 1993 Stock
Incentive Plan.

          (q) "Predecessor Plan" means the Kaman Corporation 1983 Stock Incentive Plan.

          (r) "Principal Shareholder" means any individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation.

          (s) "Restricted Stock" means Stock received pursuant to a Restricted Stock Award.

          (t)  "Restricted Stock Award" is defined in Section 8(a).

          (u)  "Stock" or "shares" means shares of Class A Common
Stock of the Corporation.

          (v) "Stock Appreciation Right" or "Right" means a right described in Section 7.

          (w) "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, a majority of the out-standing voting stock.

3.   ELIGIBILITY.

          (a) INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted to any Eligible Persons who are full-time, salaried employees of the Corporation or a Subsidiary and who in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Corporation.

          (b) AWARDS OTHER THAN INCENTIVE STOCK OPTIONS. Awards, other than Incentive Stock Options, may be granted to any Eligible Persons who in the sole opinion of the Committee are, from time to time, responsible for the growth and/or the management of all or a part of the business of the Corporation.

          (c) SUBSTITUTE AWARDS. The Committee, in its dis-cretion, may also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Corporation or one of its Subsidiaries. Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the Code.

4. TERM OF PLAN. The Plan shall take effect on November 1, 1993 and shall remain effective for ten (10) years thereafter, expiring on October 31, 2003.

5. STOCK SUBJECT TO THE PLAN. The aggregate number of shares of Stock which may be issued pursuant to all Awards granted under the Plan shall not exceed 960,000 shares of Stock, subject to adjustment as hereinafter provided in Section 10, which shall be in addition to all shares of Stock reserved for issuance under the Predecessor Plan but remaining unissued on the effective date of the Plan, and which may be treasury shares or authorized but unissued shares. In the event that any Award under the Plan for any reason expires, is terminated, forfeited, reacquired by the Corporation, or satisfied without the issuance of Stock (except in the cases of (i) a Stock Appreciation Right to the extent settled in cash; (ii) the Stock otherwise issuable under an Award but retained by the Corporation for payment of the exercise price of an option under Section 6(e)(iv)(C) or for the payment of withholding taxes under Section 14(b) hereof; and (iii) stock otherwise issu-able under a stock option but for which the Corporation has made a discretionary payment under Section 7(d) hereof) the shares allocable to the unexercised or forfeited portion of such Award may again be made subject to an Award under the Plan.

6. STOCK OPTIONS. The following terms and conditions shall apply to each option granted under the Plan and shall be set forth in a stock option agreement between the Corporation and the Optionee together with such other term and conditions not inconsistent herewith as the Committee may deem appropriate in the case of each
Optionee:

          (a) OPTION PRICE. The purchase price under each Incentive Stock Option shall be as determined by the Committee but not less than 100% of the Fair Market Value of the shares subject to such option on the date of grant, provided that such option price shall not be less than 110% of such Fair Market Value in the case of any Incentive Stock Option granted to a Principal Shareholder. The purchase price per share of Stock deliverable upon the exercise of a Non-Statutory Option shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of such Stock on the date of grant and in no event less than the par value per share of such Stock.

          (b) TYPE OF OPTION. All options granted under the Plan shall be either Incentive Stock Options or Non-Statutory Options. All provisions of the Plan applicable to Incentive Stock Options shall be interpreted in a manner consistent with the provisions of, and regulations under, Section 422 of the Code.

          (c) PERIOD OF INCENTIVE STOCK OPTION. Each Incentive Stock Option shall have a term not in excess of ten (10) years from the date on which it is granted, except in the case of any Incentive Stock Option granted to a Principal Shareholder which shall have a term not in excess of five (5) years from the date on which it is granted; provided that any Incentive Stock Option granted or the unexercised portion thereof, to the extent exer-cisable at the time of termination of employment, shall terminate at the close of business on the day three (3) months following the date on which the Optionee ceases to be employed by the Corporation or a Subsidiary unless sooner expired or unless a longer period is provided under Subsection (g) of this Section in the event of the death or disability of such an Optionee.

          (d) PERIOD OF NON-STATUTORY OPTION. Each Non-Statutory Option granted under the Plan shall have a term not in excess of ten (10) years and one (1) day from the date on which it is granted; provided that any Non-Statutory Option granted to an employee of the Corporation or a Subsidiary or to a Non-Employee Director Participant, or the unexercised portion thereof shall terminate not later than the close of business on the day three (3) months following the date on which such employee ceases to be employed by the Corporation or a Subsidiary or the date on which such Non-Employee Director ceases to be a director of the Corporation, as the case may be, unless a longer period is provided under Subsection (g) of this Section in the event of the death or disability of such an Optionee. Such an Optionee's Non-Statutory Option shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date such Optionee's employment terminates or the date on which such Optionee ceases to be a director, as the case may be.

          (e)  EXERCISE OF OPTION.

               (i) Each option granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine. In the absence of any other provision by the Committee, each option granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant; provided, however, that in the absence of any other provision by the Committee, each Incentive Stock Option granted to a Principal Shareholder shall be exercisable with respect to not more than twenty-five percent (25%) of the shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty-five percent (25%) after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the date of its grant.

               (ii) The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding option, subject, in the case of Incentive Stock Options, to the provisions of Subsection
     (6)(i) relating to "Limit on Incentive Options".

               (iii) Notwithstanding anything herein to the contrary, except as provided in subsection (g) of this Section, no Optionee who was, at the time of the grant of an option, an employee of the Corporation or a Subsidiary, may exercise such option or any part thereof unless at the time of such exercise he shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such option, excepting leaves of absence approved by the Committee; provided that the option agreement may provide that such an Optionee may exercise his option, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period, ending at the close of business on the day three (3) months following the termination of such continuous employment unless such option shall have already expired by its term.

               (iv) An option shall be exercised in accordance with the related stock option agreement by serving written notice of exercise on the Corporation accompanied by full payment of the purchase price in cash. As determined by the Committee, in its discretion, at (or, in the case of Non-Statutory Options, at or after) the time of grant, payment in full or in part may also be made by delivery of (A) irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price, or (B) previously owned shares of Stock not then subject to restrictions under any Corporation plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), or
     (C) shares of Stock otherwise receivable upon the exercise of such option; provided, however, that in the event the Committee shall determine in any given instance that the exercise of such option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner. For purposes of subsections (B) and (C) above, such surrendered shares shall be valued at Fair Market Value on the date of exercise.

          (f) NONTRANSFERABILITY. No option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him.

          (g) DEATH OR DISABILITY OF OPTIONEE. In the event of the death or disability of an Optionee while in the employ of the Corporation or a Subsidiary or while serving as a director of the Corporation, his stock option or the unexercised portion thereof may be exercised within the period of one (1) year succeeding his death or disability, but in no event later than (i) ten (10) years (five (5) years in the case of a Principal Shareholder) from the date the option was granted in the case of an Incentive Stock Option, and (ii) ten (10) years and one (1) day in the case of a

Non-Statutory Option, by the person or persons designated in the Optionee's will for that purpose or in the absence of any such designation, by the legal representative of his estate, or by the legal representative of the Optionee, as the case may be.

Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the one-year period following termination of employment or cessation as a director by reason of death or disability, an Optionee's stock option shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

          (h) SHAREHOLDER RIGHTS. No Optionee shall be entitled to any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a stock certificate representing such shares.

          (i) LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time an option is granted) of shares with respect to which Incentive Stock Options granted to an employee are exercisable for the first time by such employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries to the extent required under the
Code) shall not exceed $100,000.

          (j) NOTIFICATION OF DISQUALIFYING DISPOSITION. Partici-pants granted Incentive Stock Options shall undertake, in the Incentive Stock Option agreements, as a precondition to the granting of such option by the Corporation, to promptly notify the Corporation in the event of a disqualifying disposition (within the meaning of the Code) of any shares acquired pursuant to such Incentive Stock Option agreement and provide the Corporation with all relevant information related thereto.

7.   STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS.

          (a) NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Stock (or forms of payment permitted under Section 7(d) hereof) or a combination thereof, as determined by the Committee at the time of grant, having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a stock option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

          (b)  GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS.

               (i) Stock Appreciation Rights may be granted in tandem with, or independently of, any stock option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option, such Right may be granted either at or after the time of grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option such Right may be granted only at the time of the grant of such option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a given stock option shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the Stock Appreciation Right.

               (ii) Each Stock Appreciation Right granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine; provided, however, that any Stock Appreciation Right granted in tandem with a stock option shall be exercisable in relative proportion to and to the extent that such related stock option is exercisable; provided further, however, that, not-withstanding anything herein to the contrary, any Stock Appreciation Right granted in tandem with a Non-Statutory Option which has a purchase price at the date of grant of less than Fair Market Value shall not be exercisable at all until at least one (1) year after the date of grant of such option. Except as provided in the immediately preceding sentence, in the absence of any other provision by the Committee, each Stock Appreciation Right granted under the Plan shall be exer-cisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such Right, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant. The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding Stock Appreciation Right.

           (iii) Notwithstanding anything herein to the con-trary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Participant who was, at the time of the grant of a Stock Appreciation Right, an employee of the Corporation or a Subsidiary, may exercise such Right or any part thereof unless at the time of such exercise, he shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such Right, excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such a Participant may exercise his Stock Appreciation Right, to the extent exercisable on the date of termination of such continuous employment unless such Right shall have already expired by its terms.

               (iv) Notwithstanding anything herein to the con-trary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Non-Employee Director Participant may exercise a Stock Appreciation Right or part thereof unless at the time of such exercise he shall be a director of the Corporation and shall have been a director of the Corporation continuously since the date of grant of such Right excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such Participant may exercise his Stock Appreciation Right, to the extent exercisable on the date he ceased to be a director of the Corporation, during the three (3) month period ending at the close of business on the day three (3) months following the cessation of such continuous service as a director unless such Right shall already have expired by its terms.

               (v) A Stock Appreciation Right shall be exercised in accordance with the related Stock Appreciation Right
     Agreement by serving written notice of exercise on the Corporation.

          (c)  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

               (i) Stock Appreciation Rights granted in tandem with stock options shall be exercisable only at such time or times and to the extent that the related stock options shall be exercisable;

               (ii)  Upon the exercise of a Stock Appreciation
     Right, the applicable portion of any related stock option shall be surrendered.

              (iii) Stock Appreciation Rights granted in tandem with a stock option shall be transferable only with such option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribu-tion. All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

               (iv) A Stock Appreciation Right granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock subject to the stock option exceeds the exercise price of such option. A Stock Appreciation Right not granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock exceeds the Fair Market Value of the Stock on the date of grant of such Right.

               (v) Each Stock Appreciation Right shall have a term not in excess of ten (10) years from the date on which it is granted (ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option); provided that any Stock Appreciation Right granted to
     (aa) an employee of the Corporation or a Subsidiary shall terminate not later than the close of business on the day three (3) months following the date such Participant ceases to be employed by the Corporation or a Subsidiary, excepting leaves of absences approved by the Committee, and (bb) a Non-Employee Director Participant shall terminate not later than the close of business on the day three (3) months following the date such Participant ceases to be a director of the Corporation, unless a longer period is provided under subsection (c)(vi) below in the event of death or disability of a Participant. Such a Participant's Stock Appreciation Right shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date his employment terminates or the date he ceases to be a director, as the case may be.

               (vi) In the event of the death or disability of a Participant while in the employ of the Corporation or a Sub-sidiary or while serving as a director of the Corporation, his Stock Appreciation Right or the unexercised portion thereof may be exercised within the period of one (1) year succeeding his death or disability, but in no event later than (i) ten
     (10) years from the date on which it was granted (ten (10) years and one (1) day in the case of a Non-Statutory Option), by the person or persons designated in the Participant's will for that purpose or in the absence of any such designation, by the legal representative of his estate, or by the legal representative of the Participant, as the case may be. Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the one-year period following termination of employment or cessation as a director by reason of death or disability, a Participant's Stock Appreciation Right shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

          (d) DISCRETIONARY PAYMENTS. Upon the written request of an Optionee whose stock option is not accompanied by a Stock Appreciation Right, the Committee may, in its discretion, cancel such option if the Fair Market Value of the shares subject to the option at the exercise date exceeds the exercise price thereof; in that event, the Corporation shall pay to the Optionee an amount equal to the difference between the Fair Market Value of the shares subject to the cancelled option (determined as of the date the option is cancelled) and the exercise price. Such payment shall be by check or in Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee.

          (e) RULES RELATING TO EXERCISE. In the case of a Participant subject to the restrictions of Section 16(b) of the Act, no stock appreciation right (as referred to in Rule 16b-3(e) or any successor Rule under the Act), including a Stock Appreci-ation Right granted hereunder, shall be settled in cash (and no request for payment under paragraph (d) above shall be honored by the Corporation or made by such a Participant) except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule.

8.   RESTRICTED STOCK.

          (a) NATURE OF RESTRICTED STOCK AWARD. A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Corporation right during a specified period or periods to require forfeiture of such shares upon the Participant's termination of employment with the Corporation or a Subsidiary or cessation as a director of the Corporation, as the case may be, as the Committee may determine at the time of grant. The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award agreement. Notwithstanding anything herein to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever. Restricted Stock shall be granted in respect of past services or other valid consideration.

          (b) AWARD AGREEMENT. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Corporation a Restricted Stock Award Agreement in such form as the Committee shall determine.

          (c) RIGHTS AS A SHAREHOLDER. Upon complying with para-graph (b) above, a Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Corporation forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Corporation until such shares are free of any restrictions under the Plan. The Committee in its discretion may, as a precondition of the Corporation's obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Corporation's forfeiture rights with respect to such shares.

          (d) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. In the event of termination of employment of the Participant with the Corporation or a Subsidiary for any reason, or cessation as a director of the Corporation in the case of a Non-Employee Director Participant, such shares shall be forfeited to the Corporation, except as set forth below:

               (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the Corporation's forfeiture rights with respect thereto shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

                (ii) Except as may otherwise be provided in the Award agreement, in the event of termination of a Participant with the Corporation or a Subsidiary for any reason or cessation as a director of the Corporation for any reason, all of the Participant's Restricted Stock shall be forfeited to the Corporation without the necessity of any further act by the Corporation, the Participant or the Participant's legal representative; provided, however, that in the event of termination of employment or cessation of service as a director of the Corporation by reason of death or disability, all conditions and restrictions relating to a Restricted Stock Award held by such a Participant shall thereupon be waived and shall lapse.

               (iii) In the absence of any other provision by the Committee, each Restricted Stock Award granted to (A) an employee of the Corporation or a Subsidiary shall be subject to forfeiture to the Corporation conditioned on the

     Participant's continued employment and (B) Non-Employee Director Participants shall be subject to forfeiture to the Corporation conditioned on the Participant's continued service as a director of the Corporation, and in the case of clause
     (A) or (B), such forfeiture rights shall lapse as follows: with respect to twenty percent (20%) of the shares subject to the Restricted Stock Award on the date one year following the date of grant, and with respect to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date five (5) years following the date of its grant.

          (e) WAIVER, DEFERRAL, AND INVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

9.   THE COMMITTEE.

          (a) ADMINISTRATION. The Committee shall be a committee of not less than three (3) members of the Board who are Disinterested Persons, appointed by the Board. Vacancies occurring in membership of the Committee shall be filled by the Board. The Committee shall keep minutes of its meetings. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee. The Committee may act without meeting by unanimous written consent. Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board.

          (b) AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Awards shall be granted, the number of shares to be subject to each Award, the term of the Award, the vesting provisions of the Award, if any, restrictions on the Award, if any, and the price at which the shares subject thereto may be purchased. The Committee is empowered, in its discretion, to modify, extend or renew any Award theretofore granted and adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan. The Committee shall have full power and authority to construe, inter-pret and administer the Plan, and the decisions of the Committee shall be final and binding upon all interested parties.

10. ADJUSTMENTS. Any limitations, restrictions or other provisions of this Plan to the contrary notwithstanding, each Award agreement shall make such provision, if any, as the Committee may deem appropriate for the adjustment of the terms and provisions thereof (including, without limitation, terms and provisions relating to the exercise price and the number and class of shares subject to the Award) in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like. In the event of any merger consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like, the Committee shall make an appropriate adjustment in the number of shares authorized to be issued pursuant to the Plan.

11. OPTIONS UNDER PREDECESSOR PLAN. Options presently outstanding which have been granted under the Predecessor Plan shall continue to be governed and interpreted under the terms of such plan and not by the terms hereof.

12. AMENDMENT TO AND TERMINATION OF THE PLAN. The Board may from time to time amend the Plan in such way as it shall deem advisable provided the Board may not extend the expiration date of the Plan, change the class of Eligible Persons, increase the maximum Award term, decrease the minimum exercise price or increase the total number of authorized shares (except in accordance with Section 10 hereof) for which Awards may be granted. The Board, in its discretion, may at any time terminate the Plan prior to its expiration in accordance with Section 4 hereof. No amendment to or termination of the Plan shall in any way adversely affect Awards then outstanding hereunder.

13. STATUS OF PLAN. Until shares pursuant to an Award or exercise thereof are actually delivered to a Participant, a Participant shall have no rights to or with respect to such shares greater than those of a general creditor of the Corporation unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

14.  GENERAL PROVISIONS.

          (a) OTHER COMPENSATION ARRANGEMENTS; NO RIGHT TO RECEIVE AWARDS; NO EMPLOYMENT OR OTHER RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional capital stock based compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. No Eligible Person shall have any right to receive Awards except as the Committee may determine. The Plan does not confer upon any employee any right to continued employment with the Corporation or a Subsidiary or upon any director or officer of the Corporation any right to continued service as a director or officer of the Corporation, nor does it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees or for the Corporation to remove a director or officer with or without cause at any time.

          (b)  TAX WITHHOLDING, ETC.   Any obligation of the
Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obli-gations, if any, satisfactory to the Committee. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In the case of Non-Statutory Options, and Stock Appreciation Rights exercisable only for Stock, the Participant exercising such an award shall satisfy federal income tax withholding requirements occasioned by the exercise thereof by the surrender of shares otherwise to be received on the exercise of such award, such shares to be valued at the Fair Market Value thereof on the date of exercise; provided, however, that in the event the Committee shall determine in any given instance that the satisfaction of federal income tax withholding requirements by the surrender of shares would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such income tax withholding requirements be satisfied in another acceptable manner.

          (c) SECTION 83(B) OF THE CODE. Participants may not make, and each Award agreement shall prohibit, an election under
Section 83(b) of the Code, with respect to any Award.

          (d) RESTRICTIONS ON TRANSFERS OF SHARES. Although the Corporation presently intends to register under applicable securi-ties laws all shares acquired or received by Participants under the Plan, the Corporation is not required to cause such shares to be registered under the Securities Act of 1933 or the securities laws of any State. Accordingly, the shares acquired or received may be "restricted securities" as defined in Rule 144 under said Securities Act of 1933 or other rule or regulation of the Securities and Exchange Commission. Any certificate evidencing any such shares may bear a legend restricting the transfer of such shares, and the recipient may be required to assert that the shares are being acquired for his own account and not with a view to the distribution thereof as a condition to the granting or exercise of an Award.

          (e) ISSUANCE OF SHARES. Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Corporation's ability at nominal expense to issue such shares in compliance with all applicable statutes, rules or regulations of any governmental authority. The Participant shall provide the Corporation with any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

          (f) DATE OF GRANT. The date on which each Award under the Plan shall be considered as having been granted shall be the date on which the award is authorized by the Committee, unless a later date is specified by the Committee; provided, however, in the case of options intended to qualify as Incentive Stock Options, the date of grant shall be determined in accordance with the Code.

                                                  EXHIBIT B

                          KAMAN CORPORATION
                    EMPLOYEES STOCK PURCHASE PLAN

1. PURPOSE; AUTHORIZED SHARES. The Kaman Corporation Employees Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of Kaman Corporation (the "Corporation") on February 28, 1989 for the purpose of providing employees of the Corporation and its subsidiaries an opportunity to purchase Kaman Corporation Class A common stock through payroll deductions during consecutive offerings commencing July 1, 1989. One Million Five Hundred Thousand (1,500,000) shares of the Corporation's Class A common stock in the aggregate have been approved for purposes of the Plan by the Board.

2. OFFERING PERIODS. Each offering shall be made over a period of one or more whole or partial Plan Years as determined by the Committee (as defined in paragraph 3), provided that in no event shall an offering period be greater than five (5) Plan Years.

3. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") appointed by the Board, consisting of at least three of its members. Members of the Committee shall not be eligible to participate in the Plan. The Committee will have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with respect to the Plan shall be final and conclusive. Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board.

4. ELIGIBILITY. All full-time regular employees of the Corpora-tion and its subsidiaries, with at least three (3) months of service as of the effective date of each offering hereunder, will be eligible to participate in the Plan, subject to such rules as may be prescribed from time to time by the Committee. Such rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, Section 423 thereof, and regulations promulgated thereunder. To the extent consistent with Code Section 423, and regulations promulgated thereunder, the Committee may permit persons who are not full-time regular employees of the Corporation or one of its subsidiaries at the commencement of an offering period, or who have not satisfied the aforementioned three (3) month service requirement at the commencement of an offering period, to participate in such offering beginning on the date or at a specified date after such person has been a full-time, regular employee of the Corporation or one of its subsidiaries for at least three (3) months. No employee may be granted a right under the Plan if such employee, immediately after the right is granted, would own five percent (5%) or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 425(d) of the Code shall apply in determining stock ownership of an employee, and stock which the employee may purchase under outstanding rights shall be treated as stock owned by the employee.

5. PARTICIPATION. An eligible employee may begin participation in an offering at any time by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll location. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the date on which such deduction is to commence. The authorization may not be retroactive.

6. DEDUCTIONS. Payroll deduction accounts will be maintained for all participating employees. An employee may authorize a payroll deduction in terms of dollars and cents per payroll period of not less than $1.00 or more than ten (10%) percent of the compensation of the employee during any such payroll period.

7. DEDUCTION CHANGES. An employee may at any time increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization form. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased only twice and may be reduced only twice during any Plan Year of an offering period, unless any such additional change is required to permit the purchase of the whole number of shares for which rights have been granted to the employee under the provisions of paragraph 10.

8. INTEREST. Since the amount of time that the Corporation will be holding funds withheld from employees' compensation is minimal, no interest will be credited to employees' accounts.

9. WITHDRAWAL OF FUNDS. An employee may at any time and for any reason permanently withdraw the balance of funds accumulated in the employee's payroll deduction account, and thereby withdraw from participation in an offering. Upon any such withdrawal, the employee shall be entitled to receive in cash the value of any fractional share (rounded to four decimal places) allocated to such employee's account determined on the basis of the market value thereof as of the date of withdrawal. The employee may thereafter begin participation again only once during each Plan Year of an offering period. Partial withdrawals will not be permitted.

10. PURCHASE OF SHARES. Subject to the payroll deduction limitation set forth in paragraph 6 and the limitation below, each employee participating in an offering under this Plan will be granted a right to purchase shares of the Corporation's
Class A common stock which have an aggregate purchase price (determined under paragraph 11) equal to the sum of (a) up to ten percent (10%)of his or her compensation during each pay period of each offering period in which he or she participates and (b) any cash dividends reinvested in accordance with paragraph 12. In no event may an employee be granted a right which permits such employee's rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the date of grant of the right) for each calendar year in which the right is outstanding at any time. No right may be exercised in any manner other than by payroll deduction as specified in paragraph 6 or dividend reinvestment as specified in paragraph 12.

11. PURCHASE PRICE AND PAYMENT. The purchase price to participating employees for each share of Class A common stock purchased under the Plan will be 85% of its market value at the time of purchase. Purchases of shares pursuant to the Plan shall be made on the fifteenth (15th) day of each month. The number of whole and fractional shares allocated to each employee's account as of each date of purchase shall be based upon the balance of funds in an employee's account available for the purchase of shares as of the close of the immediately preceding month. A participating employee's payroll deduction account shall be charged with the purchase price of each whole and fractional share allocated to the employee as of the date of purchase and the employee shall be deemed to have exercised a right to acquire such whole and fractional share as of such date. Additional shares covered by the participating employee's rights under the Plan will be purchased in the same manner, provided funds have again accrued in his account.

12. DIVIDENDS. Any cash dividends paid with respect to the shares held under the Plan shall be paid in cash to the participating employees for whom shares are so held on the basis of the number of whole and fractional shares so held or, if a participating employee so elects, such dividends shall be combined with payroll deductions, added to the funds held under the Plan, and applied to the purchase of additional shares of stock purchased pursuant to the Plan. A participating employee choosing to have dividends reinvested under this paragraph may terminate such election during an offering period by filing a written form at the appropriate payroll location, but may thereafter resume his election to reinvest such cash dividends only once during each Plan Year of an offering period. An election to either stop or resume dividend reinvestment will be effective with respect to the dividend payment next following receipt of the form; provided that if the form is filed within thirty (30) days before a dividend record date declared by the Board, then such election will not be effective with respect to that particular dividend declaration.

13. STOCK CERTIFICATES. Stock certificates will only be issued to participating employees promptly after their request or promptly after the participating employee's withdrawal from the Plan for any reason.

14. REGISTRATION OF CERTIFICATES. Certificates may be registered only in the name of the employee, or if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

15. DEFINITIONS. The following terms when used herein shall have the meanings set forth below:

     (a) The phrase "market value" or "fair market value" means the closing price of the Corporation's Class A common stock in the Over-the-Counter NASDAQ National Market System, as reported in the Hartford, Connecticut local issue of The Wall Street Journal, on the business day immediately preceding the day of purchase or the effective date of the offering as the context requires.

     (b) The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 425(f) of the Internal Revenue Code and the regulations thereunder, provided, however, that each consecutive offering under this Plan shall not be deemed to cover the employees of any subsidiary acquired or established after the effective date of such offering, unless so authorized by the Committee.

     (c)  a "Plan Year" means the calendar year.

16. RIGHTS AS A SHAREHOLDER. None of the rights or privileges of a shareholder of the Corporation shall exist with respect to (a) rights granted to a participating employee under the Plan or, (b) except as provided in paragraph 12, any fractional shares credited to the participating employee's account.

17. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee's account (including the value of any fractional shares calculated in the manner described in paragraph 9) shall be paid to the employee or, in the event of the employee's death, to the employee's estate; provided, however, that in the event shares credited to the account of a deceased employee would have been issued to the employee and a joint tenant with right of survivorship as permitted in paragraph 14 if issued immediately prior to such employee's death, then such shares shall be issued to such joint tenant, if living at the time such shares are issued.

18. OBLIGATION OF CORPORATION TO PURCHASE. In the event of personal or family circumstances of an emergency nature, for a period of one year after the exercise of a right to purchase a share or shares as described in paragraphs 10 and 11, a participating employee shall have the right to offer such shares back to the Corporation at the price at which such shares were pur-chased, and the Corporation shall have the obligation to make such repurchase.

19. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee and are exercisable during an employee's lifetime only by the employee.

20. APPLICATION OF FUNDS. All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

21. ADJUSTMENT IN CASES OF CHANGES AFFECTING CLASS A STOCK. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, combination, issuance of rights, split-up or spin-off of the Corporation, or the like, the number of shares approved for this Plan shall be increased appropriately and such other adjustments to the terms of this Plan shall be made as may be deemed equitable by the Board. In the event of any other change affecting such stock, such adjustments shall be made as may be deemed equitable by the Board to give proper effect to such event.

22. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of each class of stock of the Corporation then issued and outstanding and entitled to vote on the matter by applicable law, no amendment shall be made (i) increasing the number of shares approved for this Plan (other than as provided in paragraph 21);

(ii) decreasing the purchase price per share; (iii) withdrawing the administration of this Plan from the Committee; or (iv) changing the designation of subsidiaries eligible to participate in the Plan, except adding a subsidiary as provided in paragraph 15(b).

23. TERMINATION OF PLAN. This Plan and all rights of employees under an offering hereunder shall terminate:

     (a) on the date that participating employees' accumulated payroll deductions pursuant to paragraph 6 and amounts reinvested pursuant to paragraph 12 are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems equitable, or

     (b)  at any time at the discretion of the Board.

     Upon termination of the Plan all amounts in the accounts of participating employees not applied to the purchase of shares hereunder, together with the value of any fractional shares calculated in the manner described in paragraph 9, shall be promptly refunded.

24. GOVERNMENT REGULATIONS. The Corporation's obligation to sell and deliver shares of its Class A common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

25. SHARES USED TO FUND PLAN. The Corporation may utilize unissued or treasury shares to fund the Plan. Purchases of outstanding shares may also be made pursuant to and on behalf of the Plan, upon such terms as the Corporation may approve, for delivery under the Plan.

26. QUALIFIED PLAN. This Plan is intended to qualify as an Employee Stock Purchase Plan as defined in Section 423 of the Code. The term "right" as used herein shall mean "option" as used in
Section 423, and is used herein only to avoid confusion with "options" granted under the Kaman Corporation 1983 Stock Incentive Plan.

27. SUCCESSOR CORPORATION. The rights and obligations of the Corporation under this Plan shall inure to and be binding upon any successor to all or substantially all of the Corporation's assets and business.

28. BUSINESS DAYS. If any event provided for in this Plan is scheduled to take place on a day which is not a business day then such event shall take place on the immediately preceding business day.

29. SPECIAL RULE APPLICABLE TO EXECUTIVE OFFICERS AND DIRECTORS OF THE CORPORATION. Notwithstanding any other provision of the Plan, participants who are Executive Officers or Directors and who cease to participate in the Plan shall be thereafter prohibited, for a period of six (6) months following the date of such cessation from again electing to participate in the Plan. For purposes of this section, the term "Executive Officer" means an "Executive Officer" as defined in Section 3b-7 of the Securities Exchange Act of 1934.

[Side One-Class A Stock]

                       KAMAN CORPORATION
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Harvey S. Levenson and John S. Murtha, or either of them with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Class A Common Stock of Kaman Corporation standing on the books of the Corporation in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at the offices of the Corporation, Blue Hills Avenue, Bloomfield, Connecticut, on April 18, 1994, at eleven o'clock A.M., local time, and at any and all adjournments thereof. A majority of said attorneys and proxies as shall be present and voting
(or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting, or at any adjournments thereof, shall have and may exercise all of the powers of said attorneys and proxies hereunder.
The undersigned hereby acknowledges receipt of the Notice of Annual meeting and Proxy Statement dated March 14, 1994, and instructs said attorneys and proxies to vote as set forth on the reverse side of this Proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE
COMPANY
            (Continued, and to be signed and dated on reverse side)

[Side Two-Class A Stock]



 ------------------------------------------------------------------------
|                                                       --   Please mark  |
|                                                      |X |   your vote   |
|                                                       --    this way    |
|     ----------------------  -------------------                         |
|     Class A Common Shares   Reinvestment Shares                         |
|                                                                         |
|    1.  To approve an amendment to the Kaman Corporation Employees Stock |
|    Purchase Plan.                                                       |
|                                                  For  Against Abstain   |
|                                                   --     --     --      |
|                                                  |  |   |  |   |  |     |
|                                                   --     --     --      |
|    ------------------------------------------------------------------   |
|    2.  To approve the Kaman Corporation 1993 Stock Incentive Plan.      |
|                                                                         |
|                                                  For  Against Abstain   |
|                                                   --     --     --      |
|                                                  |  |   |  |   |  |     |
|                                                   --     --     --      |
|    ------------------------------------------------------------------   |
|    3.  To act in their discretion upon any other business which may     |
|    properly come before the meeting or any adjournment thereof.         |
|                                                                         |
|                                    ----    The shares represented by    |
|                                        |   this Proxy will be voted     |
|                                        |   as specified.  If no choice  |
|                                        |   is specified, the Proxy      |
|                                            will be voted in favor of    |
|                                            proposals 1 and 2 above.     |
|                                                                         |
|Signature(s)---------(L.S.)Witness my hand this --- day of -------, 1994.| |(When signing as attorney, executor, administrator, trustee or guardian, |
|please add your title as such.)                                          |
|PLEASE SIGN,DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.       |
 -------------------------------------------------------------------------

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